Contacts:	Lippert/Heilshorn & Associates, Inc. PhotoMedex, Inc.
	Kim Sutton Golodetz (investors)	Dennis McGrath, CFO
	212-838-3777	215-619-3287
	Kgolodetz@lhai.com	info@photomedex.com
Bruce Voss, 310-691-7100
Bvoss@lhai.com

PHOTOMEDEX REPORTS 2008 SECOND QUARTER RESULTS
ANNOUNCES SALE OF SURGICAL SERVICES BUSINESS

MONTGOMERYVILLE, PA. - August 4, 2008 - PhotoMedex, Inc. (NASDAQ: PHMD), a leader in the development of proprietary excimer laser and fiber optic systems as well as other products for dermatological applications, today reported financial results for the three months ended June 30, 2008 and the sale of its Surgical Services business unit.

Financial highlights of the 2008 second quarter, after adjusting prior periods for the discontinued operations of the Surgical Services business unit, include:

•	Consolidated revenues of $9.4 million, up 28% versus the prior year and up 13% sequentially
•	XTRAC® domestic revenues up 55% versus the prior year and up 63% sequentially
•	XTRAC recognized procedures up 50% versus the prior year and up 45% sequentially
•	XTRAC domestic equipment sales up 60% versus the prior year and up 101% sequentially
•	Skin Care revenue up 11% versus the prior year and up 5% sequentially
•	Surgical Products revenues up 33% versus the prior year and up 3% sequentially

“We are very pleased with the sales progress we are making with the XTRAC for the treatment of psoriasis, and believe that the recent improvement in the number of third-party payers has contributed to sales acceleration. We placed 73 XTRAC lasers during the quarter, sold 21 including 18 to existing customers, and removed 13 systems. New placements represent an increase of 152% from the prior year and a 35% increase from the prior quarter, and we expect the new customer placement rate to continue to increase throughout the balance of 2008,” said Jeffrey O’Donnell, president and chief executive officer of PhotoMedex.”

Reimbursement

•	Massachusetts Blue Cross and Blue Shield issued coverage for XTRAC for the treatment of mild-to-moderate psoriasis.

FDA

•
Received U.S. Food and Drug Administration 510k clearance to market the new, more powerful and faster XTRAC Velocity™ excimer laser system to treat psoriasis, vitiligo, atopic dermatitis and leukoderma. The XTRAC Velocity laser system delivers the highest UV power of any medical excimer laser on the market today.

Reported Financial Results

Revenues from continuing operations for the three months ended June 30, 2008 were $9.4 million, compared with revenues from continuing operations for the three months ended June 30, 2007 of $7.3 million, an increase of 28%. Revenues from continuing operations for the six months ended June 30, 2008 were $17.8 million, compared with revenues from continuing operations for the six months ended June 30, 2007 of $14.5 million, an increase of 22%.

The loss from continuing operations for the second quarter of 2008 was $1.1 million or ($0.02) per share, compared with a loss from continuing operations for the second quarter of 2007 of $2.0 million or ($0.03) per share. The 2008 second quarter loss from continuing operations included non-cash charges and interest expense (net) of $2.3 million including stock-based compensation expense of $0.3 million, and depreciation and amortization of $1.2 million. The 2007 second quarter loss from continuing operations included non-cash charges and interest expense (net) of $1.8 million including stock-based compensation expense of $0.4 million, and depreciation and amortization of $1.2 million.

For the three months ended June 30, 2008, income from discontinued operations was $77,069. For the three months ended June 30, 2007 income from discontinued operations was $126,919. For the three months ended June 30, 2008 the loss on the sale of discontinued operations was $545,844. There was no loss on the sale of discontinued operations recorded in 2007. The net loss for the three months ended June 30, 2008 was $1.6 million or ($0.03) per share, compared with a net loss for the three months ended June 30, 2007 of $1.8 million or ($0.03) per share.

The loss from continuing operations for the first half of 2008 was $3.8 million or ($0.06) per share, compared with a loss from continuing operations for the first half of 2007 of $3.8 million or ($0.06) per share. The 2008 first half loss from continuing operations included non-cash charges and interest expense (net) of $4.2 million including stock-based compensation expense of $0.7 million, and depreciation and amortization of $2.4 million. The 2007 first half loss from continuing operations included non-cash charges and interest expense (net) of $3.5 million including stock-based compensation expense of $0.8 million, and depreciation and amortization of $2.3 million.

For the six months ended June 30, 2008, income from discontinued operations was $245,870. For the six months ended June 30, 2007 income from discontinued operations was $93,031. For the six months ended June 30, 2008 the loss on the sale of discontinued operations was $545,844. There was no loss on the sale of discontinued operations recorded in 2007. The net loss for the six months ended June 30, 2008 was $4.2 million or ($0.07) per share, compared with a net loss for the six months ended June 30, 2007 of $3.7 million or ($0.06) per share.

PhotoMedex reported positive cash flow from operations of $0.2 million for the three months ended June 30, 2008 and $1.6 million and for the six months ended June 30, 2008.

As of June 30, 2008, the Company had cash and cash equivalents of $7.4 million, including restricted cash of $0.1 million. This compares with cash and cash equivalents of $10.0 million as of December 31, 2007, including restricted cash of $0.1 million.

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures is included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net loss and non-GAAP adjusted loss per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes due to the adoption of accounting standard FAS 123R.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net Loss (as reported)	$(1,607,302)	$(1,835,958)	$(4,149,164)	$(3,719,440)
Adjustments:
Loss on sale of discontinued operations	545,844	-	545,844	-
Stock-based compensation expense	278,928	375,772	705,471	802,091
Depreciation and amortization expense	1,194,851	1,182,715	2,409,463	2,331,915
Other non-cash charges	26,843	83,843	54,559	83,843
Interest expense, net	281,765	161,967	509,137	238,386
Total adjustments	2,328,231	1,804,297	4,224,474	3,456,235
Non-GAAP adjusted income (loss)	$720,929	$(31,661)	$75,310	$(263,205)

Shares used in computing basic and
diluted net loss per share	63,032,207	62,709,147	63,032,207	62,623,079

Non-GAAP adjusted income (loss) per
share	$0.01	$(0.00)	$0.00	$(0.00)

Sale of Surgical Services Segment

On June 13, 2008, the Company decided to sell its Surgical Services business and classify this segment as discontinued operations. Surgical Services is a fee-based procedures business using mobile surgical laser equipment operated by Company technicians at hospitals and surgery centers in the United States. On August 1, 2008, the Company entered into a definitive agreement to sell the assets held for sale including accounts receivable, inventory and equipment for $3,500,000, subject to working capital and other adjustments at closing. Closing is anticipated on August 8, 2008, subject to customary closing conditions. The accompanying consolidated financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. Prior-year financial statements for 2007 have been restated in conformity with generally accepted accounting principles to present the operations of Surgical Services as a discontinued operation.

“The proceeds from the sale of the Surgical Services business, once completed will give us additional capital to seek faster-growing, higher-margin dermatology opportunities. We appreciate the loyal service and dedication of the 50 employees who built a reputation in this area that was unsurpassed. Market conditions, however, eroded margins and masked the performance of our other higher-margin, faster-growing businesses. We believed that economies of scale to make this business more profitable could not be achieved with the current level of resources dedicated to this effort. Hence, we have agreed to sell the business unit to a company with a much larger presence in that business,” said Mr. O’Donnell.

PhotoMedex achieved a number of important corporate milestones, as follows:

Acquisition:

PhotoMedex also announced today that it entered into an agreement to acquire Photo Therapeutics Limited, a leading developer and provider of non-laser light devices and associated skin care products for the treatment of a range of clinical and aesthetic dermatological conditions. Based in both the U.K. and the U.S., Photo Therapeutics has three primary business segments: Professional Devices, Home Use Devices and Skin Care Consumables. The agreement calls for PhotoMedex to pay $13 million in cash at closing, subject to adjustment. Based upon achieving certain other milestones through June 30, 2009, this purchase price may increase by up to $7.0 million in cash, which would be payable following the end of the measurement period. The parties currently expect to consummate the acquisition in the fourth quarter of 2008, subject to customary closing conditions, including receipt of certain stockholder approvals.

Financial Partner:

In connection with the agreement to acquire PhotoTherapeutics, Perseus, L.L.C. has agreed to provide PhotoMedex with up to $25 million of convertible debt financing, (with associated warrants) which calls for funding the initial payment to Photo Therapeutics in the amount of $13 million, working capital to the combined companies of $5 million and a standby convertible credit facility of up to $7 million to fund amounts earned by Photo Therapeutics under the earnout provisions of the Photo Therapeutics acquisition agreement. The parties currently expect to consummate the first tranche of the financing in the fourth quarter of 2008, subject to customary closing conditions, including receipt of certain stockholder approvals.

Conference Call

PhotoMedex will hold a conference call to discuss the Company's second quarter 2008 results and answer questions today, August 4, 2008 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial 888-256-9154 (and confirmation code # 9676495) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Monday, August 4, from 7:30 p.m. ET until midnight on Monday, August 18, by dialing 888-203-1112 and using confirmation code # 9676495.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

About PhotoMedex

PhotoMedex offers a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The Company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena®, a Johnson & Johnson company. ProCyte brands include Neova®, Ti-Silc®, VitalCopper®, Simple Solutions® and AquaSanté®.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans and the other proposed transactions described in this press release, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including continued increase in XTRAC procedures performed, difficulties in marketing its products and services, need for capital, competition from other companies, risks relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, the closing of the sale of our Surgical Services Segment, the benefits and risks of our proposed sale of our Surgical Services Segment, the closing of the proposed Photo Therapeutics acquisition, and the related financing from Perseus, L.L.C. (the “Proposed Financing”) and the benefits and risks of this proposed acquisition and related financing, and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved. For further details and a discussion of these and other risks and uncertainties, please see our annual report on 2007 Annual Report on Form 10-K, filed with the SEC on March 17, 2008, as amended by the Company’s annual report on Form 10-K/A, and our other period reports which are on file with the SEC. We undertake no obligation to publicly update any forward looking statement, either as a result of new information, future events or otherwise.
.
In connection with seeking stockholder approval of the Proposed Financing, PhotoMedex intends to file proxy materials and other relevant documents with the Securities and Exchange Commission (the “SEC”). PhotoMedex’s stockholders are urged to read the proxy statement (and any other relevant documents filed) with the SEC when they become available, because they will contain important information about the Proposed Financing. PhotoMedex will mail the definitive proxy statement to its stockholders, who may also obtain free copies of the final proxy statement, as well as PhotoMedex’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: 147 Keystone Drive, Montgomeryville, Pennsylvania, 18936, Attention: General Counsel.

The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the Proposed Financing. Information regarding PhotoMedex’s directors and executive officers is available in the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on March 17, 2008, as amended by the Company’s annual report on Form 10-K/A as filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

-- Financial Statements follow --

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

		For the Three Months Ended June 30,			For the Six Months Ended June 30,
		2008	2007		2008	2007

Revenues		$9,389,779	$7,310,596		$17,720,613	$14,518,960

Cost of Sales		4,035,104	3,303,203		8,153,134	6,545,434
Gross profit		5,354,675	4,007,393		9,567,479	7,973,526

Operating expenses:
Selling, general and administrative		5,993,093	5,622,798		12,250,500	11,146,138
Research and development and engineering		218,344	185,505		657,032	401,473
		6,211,437	5,808,303		12,907,532	11,547,611
Loss from continuing operations before
interest expense, net		(856,762)	(1,800,910)		(3,340,053)	(3,574,085)

Interest expense, net		(281,765)	(161,967)		(509,137)	(238,386)

Loss from continuing operations		(1,138,527)	(1,962,877)		(3,849,190)	(3,812,471)

Discontinued operations:
Income from discontinued operations		77,069	126,919		245,870	93,031
Loss on sale of discontinued operations		(545,844)	-		(545,844)	-

Net loss	[1,2]	$(1,607,302)	$(1,835,958	) [1,2]	$(4,149,164)	$(3,719,440)

Basic and diluted net loss per share:
Continuing operations		$(0.02)	$(0.03)		$(0.06)	$(0.06)
Discontinued operations		(0.01)	(0.00)		(0.01)	(0.00)
		$(0.03)	$(0.03)		$(0.07)	$(0.06)

Shares used in computing basic and diluted
net loss per share		63,032,207	62,709,147		63,032,207	62,623,079

[1] Includes Depreciation and Amortization		1,194,851	1,182,715		2,409,463	2,331,915

[2] Share-based compensation expense		278,928	375,772		705,471	802,091

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$7,409,028	$9,954,303
Accounts receivable, net	5,352,450	5,797,620
Inventories	6,574,366	6,980,180
Other current assets	807,829	508,384
Property and equipment, net	9,251,052	8,091,862
Other assets	21,365,107	21,381,752
Assets held for sale	3,240,861	3,972,602
Total Assets	$54,000,693	$56,686,703

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$6,710,313	$5,671,348
Other current liabilities	1,111,582	886,619
Bank and Lease Notes Payable	10,089,061	10,595,306
Stockholders’ equity	36,089,737	39,533,430
Total Liabilities and Stockholders’ Equity	$54,000,693	$56,686,703

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,607,302)	$(1,835,958)	$(4,149,164)	$(3,719,440)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	1,194,851	1,182,715	2,409,463	2,331,915
Stock-based compensation expense related to
employee options & restricted stock	278,928	375,772	705,471	802,091
Loss on sale of discontinued operations	545,844	-	545,844	-
Provision for bad debts	26,843	83,843	54,414	83,843
Other	-	-	145	-
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivables	(38,704)	(182,570)	562,477	(777,573)
Inventories	197,154	(109,095)	550,926	(566,115)
Prepaid expenses and other assets	(374,886)	(76,834)	(136,114)	103,935
Increase (decrease) in:
Accounts payable & other accrued expenses	160,376	(717,863)	935,498	362,699
Deferred revenues	(182,753)	252,026	104,537	409,532
Net cash provided by (used in) operating
activities	200,351	(1,027,964)	1,583,497	(969,113)

CASH FLOWS FROM INVESTING ACTIVITIES:	(1,645,550)	(1,256,190)	(2,906,519)	(2,125,581)

CASH FLOWS FROM FINANCING ACTIVITIES:	(670,328)	800,083	(1,222,253)	927,559

NET DECREASE IN CASH	(2,115,527)	(1,484,071)	(2,545,275)	(2,167,135)

CASH, BEGINNING OF PERIOD	9,407,555	12,046,678	9,837,303	12,729,742

CASH, END OF PERIOD	7,292,028	10,562,607	7,292,028	10,562,607

RESTRICTED CASH	117,000	117,000	117,000	117,000

TOTAL	$7,409,028	$10,679,607	$7,409,028	$10,679,607

The following tables reflect unaudited results of operations for our business segments for the periods indicated below:

	Three Months Ended June 30, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$3,433,998	$697,973	$3,424,557	$1,833,251	$9,389,779
Costs of revenues	1,483,806	336,039	1,180,012	1,035,247	4,035,104
Gross profit	1,950,192	361,934	2,244,545	798,004	5,354,675
Gross profit %	56.8%	51.9%	65.5%	43.5%	57.03%

Allocated operating expenses:
Selling, general and administrative	2,064,442	64,393	1,480,392	165,607	3,774,834
Engineering and product development	-	-	106,446	111,898	218,344

Unallocated operating expenses	-	-	-	-	2,218,259
	2,064,442	64,393	1,586,838	277,505	6,211,437
Income (loss) from operations	(114,250)	297,541	657,707	520,499	(856,762)

Interest expense, net	-	-	-	-	(281,765)

(Loss) income from continuing operations	(114,250)	297,541	657,707	520,499	(1,138,527)

Discontinued operations:
Income from discontinued operations					77,069
Loss on sale of discontinued operations					(545,844)

Net (loss) income	($114,250)	$297,541	$657,707	$520,499	($1,607,302)

	Three Months Ended June 30, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$2,215,926	$618,953	$3,094,697	$1,381,020	$7,310,596
Costs of revenues	1,190,669	230,204	1,001,517	880,813	3,303,203
Gross profit	1,025,257	388,749	2,093,180	500,207	4,007,393
Gross profit %	46.3%	62.8%	67.6%	36.2%	54.8%

Allocated operating expenses:
Selling, general and administrative	1,448,670	44,479	1,420,406	160,793	3,074,348
Engineering and product development	-	-	99,599	85,906	185,505

Unallocated operating expenses	-	-	-	-	2,548,450
	1,448,670	44,479	1,520,005	246,699	5,808,303
Income (loss) from operations	(423,413)	344,270	573,175	253,508	(1,800,910)

Interest expense, net	-	-	-	-	(161,967)

(Loss) income from continuing operations	(423,413)	344,270	573,175	253,508	(1,962,877)

Discontinued operations:
Income from discontinued operations					126,919
Loss on sale of discontinued operations					-

Net (loss) income	($423,413)	$344,270	$573,175	$253,508	($1,835,958)

	Six Months Ended June 30, 2008
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$5,544,705	$1,866,178	$6,699,249	$3,610,481	$17,720,613
Costs of revenues	2,914,584	906,688	2,140,464	2,191,398	8,153,134
Gross profit	2,630,121	959,490	4,558,785	1,419,083	9,567,479
Gross profit %	47.4%	51.4%	68.0%	39.3%	54.0%

Allocated operating expenses:
Selling, general and administrative	4,055,941	137,881	3,405,099	307,878	7,906,799
Engineering and product development	168,214	20,790	247,634	220,394	657,032

Unallocated operating expenses	-	-	-	-	4,343,701
	4,224,155	158,671	3,652,733	528,272	12,907,532
Income (loss) from operations	(1,594,034)	800,819	906,052	890,811	(3,340,053)

Interest expense, net	-	-	-	-	(509,137)

(Loss) income from continuing operations	(1,594,034)	800,819	906,052	890,808	(3,849,190)

Discontinued operations:
Income from discontinued operations					245,870
Loss on sale of discontinued operations					(545,844)

Net (loss) income	($1,594,034)	$800,819	$906,052	$890,808	($4,149,164)

	Six Months Ended June 30, 2007
	DOMESTIC XTRAC	INTERN’L DERM. EQUIPMENT	SKIN CARE	SURGICAL PRODUCTS AND OTHER	TOTAL
Revenues	$4,022,852	$1,297,771	$6,580,407	$2,617,930	$14,518,960
Costs of revenues	2,293,047	595,704	2,027,731	1,628,952	6,545,434
Gross profit	1,729,805	702,067	4,552,676	988,978	7,973,526
Gross profit %	43.0%	54.1%	69.2%	37.8%	54.9%

Allocated operating expenses:
Selling, general and administrative	2,992,743	69,399	2,767,119	306,537	6,135,798
Engineering and product development	-	-	191,091	210,382	401,473

Unallocated operating expenses	-	-	-	-	5,010,340
	2,992,743	69,399	2,958,210	516,919	11,547,611
Income (loss) from operations	(1,262,938)	632,668	1,594,466	472,059	(3,5,74,085)

Interest expense, net	-	-	-	-	(238,386)

(Loss) income from continuing operations	(1,262,938)	632,668	1,594,466	499,948	(3,812,471)

Discontinued operations:
Income from discontinued operations					93,031
Loss on sale of discontinued operations					-

Net (loss) income	($1,262,938)	$632,668	$1,594,466	$499,948	($3,719,440)